                                                   Registration Number _________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933


                    Southern Community Financial Corporation
             (Exact name of registrant as specified in its charter)

         North Carolina                             56-2270620
    (State of incorporation)            (I.R.S. Employer Identification No.)


      4701 Country Club Road, Winston-Salem, North Carolina      27104
             (Address of principal executive offices)          (Zip Code)

  Southern Community Financial Corporation 1997 Non-Statutory Stock Option Plan
                            (Full title of the plan)

                                 F. Scott Bauer
                    Southern Community Financial Corporation
                             4701 Country Club Road
                       Winston-Salem, North Carolina 27104
               (Name and address of agent for service of process)

                                 (336) 768-8500
               (Telephone number of agent for service of process)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================

      Title of each class                                Proposed maximum      Proposed maximum      Amount of
        of securities to               Amount to        offering price per        aggregate        registration
         be registered             be registered (1)       share/unit (2)     offering price (2)      fee (2)
----------------------------------------------------------------------------------------------------------------

Common Stock, without par value         697,689              $  4.61             $ 3,216,346         $ 295.90
================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933 ("Securities Act"), this Registration Statement also covers an indeterminate number of additional shares as may be authorized in the event of an increase in the number of issued shares pursuant to stock dividends, stock splits or other capital adjustments.
(2) Estimated solely for purposes of calculating the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the average of the exercise prices of the options granted pursuant to the plan to date.


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                                     PART II

Item 3.  Incorporation of Documents by Reference.

The following information heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

o    The registrant's latest Annual Report on Form 10-K.

o All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above.

o The registrant's definitive proxy statement for the 2001 Annual Meeting of Shareholders.

o The information set forth under the caption "Description of Capital Stock" in the registrant's Registration Statement on Form S-2, Reg. No. 333-74084, dated November 28, 2001, including any amendments or reports filed for the purpose of updating that description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Item 4.  Description of Securities.

Not applicable

Item 5.  Interests of Named Experts and Counsel.

Not applicable

Item 6.  Indemnification of Directors and Officers.

Part 5 of Article 8 of the North Carolina Business Corporation Act permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations and further provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under any other provisions of the Business Corporation Act. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the Business Corporation Act. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person.

The Sixth Article of the Articles of Incorporation of the Company provides that the Company shall indemnify its directors and executive officers to the fullest extent permitted by Business Corporation Act.

As permitted by Section 55-2-02 of the Business Corporation Act, the Seventh Article of the Company's Articles of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for (i) acts or omissions not made in good faith that the director at the time of breach knew or believed were in conflict with the best interests of the Corporation; (ii) any liability under Section 55-8-33 of the Business Corporation Act (unlawful distributions); or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director's compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the Corporation).

The Registrant has an insurance policy covering the directors and officers of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7.  Exemption from Registration Claimed.

Not Applicable

Item 8.  Exhibits.

         EXHIBIT NO.         DESCRIPTION
         -----------         -----------

         4.1 Specimen certificate for Common Stock of Southern Community Financial Corporation (incorporated by reference to Exhibit 4 of the Current Report on Form 8K dated October 1, 2001)

         4.2 Southern Community Financial Corporation 1997 Non-Statutory Stock Option Plan

         5.1 Opinion of Maupin Taylor & Ellis, P.A. with respect to the legality of the securities registered hereby

         13.1 Annual Report for the year ended December 31, 2000 (incorporated by reference to Exhibit 13.1 of the Registration Statement on Form S-2 dated
                             November 28, 2001, Reg. No. 333-74084 (the
                             "Form S-2 Registration Statement"))

         13.2 Quarterly Report on Form 10Q for the quarter ended March 31, 2001 (incorporated by reference to
                             Exhibit 13.2 of the Form S-2 Registration
                             Statement)

         13.3 Quarterly Report on Form 10Q for the quarter ended June 30, 2001 (incorporated by reference to
                             Exhibit 13.3 of the Form S-2 Registration
                             Statement)

         13.4 Quarterly Report on Form 10Q for the quarter ended September 30, 2001 (incorporated by reference to
                             Exhibit 13.4 of the Form S-2 Registration
                             Statement)

         13.5 Definitive Proxy Statement for the 2001 Annual Meeting of Shareholders (incorporated by reference to Exhibit 13.5 of Amendment Number One to the Registration Statement on Form S-2 dated
                             January 10, 2002)

         23.1                Consent of Dixon Odom PLLC

         23.2                Consent of Counsel is included in Exhibit 5.1

         24.1 Powers of Attorney (included as a part of the signature page to this Registration Statement)

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (1) (a) and (1) (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering;

         4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(b) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         5. That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will each be governed by the final adjudication of such issue.

Signatures

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Southern Community Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on January 16, 2002.

                                   SOUTHERN COMMUNITY FINANCIAL CORPORATION

                                   By: /s/ Richard M. Cobb
                                       -----------------------------------------
                                       Richard M. Cobb, Executive Vice President
                                       and Chief Financial Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below authorizes F. Scott Bauer and Richard M. Cobb, and each of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as either of them deems appropriate, and each such person hereby appoints F. Scott Bauer and Richard M. Cobb, and each of them, as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Bank and in the capacities and on the dates indicated.


         SIGNATURE                     TITLE                         DATE
         ---------                     -----                         ----


/s/ C.J. Ramey             Chairman of the Board                January 16, 2002
-------------------------
C.J. Ramey



/s/ Don G. Angell          Vice Chairman of the Board           January 16, 2002
-------------------------
Don G. Angell



/s/ F. Scott Bauer         President and Chief Executive        January 16, 2002
-------------------------  Officer
F. Scott Bauer



/s/ Richard M. Cobb        Executive Vice President and Chief   January 16, 2002
-------------------------  Financial Officer
Richard M. Cobb



/s/ Matthew G. Gallins     Director                             January 16, 2002
-------------------------
Matthew G. Gallins

/s/ Billy D. Prim          Director                             January 16, 2002
-------------------------
Billy D. Prim


/s/ Annette Scippio        Director                             January 16, 2002
-------------------------
Annette Scippio


/s/ Durward A. Smith, Jr.  Director                             January 16, 2002
-------------------------
Durward A. Smith, Jr.


/s/ Dr. William G. Ward    Director                             January 16, 2002
-------------------------
Dr. William G. Ward


/s/ Anthony H. Watts       Director                             January 16, 2002
-------------------------
Anthony H. Watts


/s/ Jimmy Chrysson         Director                             January 16, 2002
-------------------------
Jimmy Chrysson


/s/ Dianne M. Neal         Director                             January 16, 2002
-------------------------
Dianne M. Neal


/s/ Nolan G. Brown         Director                             January 16, 2002
-------------------------
Nolan G. Brown